UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2024

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(Address of principal executive offices) (ZIP Code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 1, 2024, Construction Partners, Inc. (the “Company”) completed its previously announced acquisition of Asphalt Inc., LLC (doing business as Lone Star Paving), a Texas limited liability company (“Lone Star”), pursuant to that certain Unit Purchase Agreement, dated as of October 20, 2024, by and among the Company, Lone Star, the individual sellers listed on the signature pages thereto (the “Sellers”) and John J. Wheeler, in his capacity as the Sellers’ representative thereunder (the “Purchase Agreement” and the transactions contemplated thereby, the “Acquisition”). The events described in this Current Report on Form 8-K (this “Current Report”) are related to the closing of the Acquisition (the “Closing”).

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

Simultaneously with the Closing, on November 1, 2024 (the “TLB Effective Date”), the Company, certain of its wholly owned subsidiaries (including Lone Star) in their capacity as co-borrowers (collectively with the Company, the “TLB Borrowers”), and certain of the Company’s wholly owned subsidiaries in their capacity as guarantors (collectively with the TLB Borrowers, the “TLB Loan Parties”), entered into a Term Loan Credit Agreement with (i) Bank of America, N.A., as administrative agent (“Bank of America”), (ii) BofA Securities, Inc. (“BofA Securities”), PNC Capital Markets LLC (“PNC Capital Markets”), Regions Capital Markets, a division of Regions Bank, and TD Securities (USA) LLC, each as a joint lead arranger and joint bookrunner, and (iii) RBC Capital Markets, LLC, Fifth Third Bank, National Association, Hancock Whitney Bank and KeyBanc Capital Markets Inc., each as a co-manager (the “Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides for a senior secured first lien term loan facility (the “TLB Facility” and any loans funded thereunder, the “TLB Loans”) in the aggregate principal amount of $850.0 million. The TLB Facility was fully drawn on the TLB Effective Date. A portion of the proceeds of the TLB Loans made on the TLB Effective Date (the “Closing Date Loans”) was used, together with the Closing CPI Shares (as defined below), to finance the Acquisition, including the repayment of certain outstanding indebtedness of Lone Star and certain of its subsidiaries at the Closing. The remaining proceeds of the Closing Date Loans will be used to (i) repay the Company’s outstanding borrowings under the revolving credit facility provided by the Amended Existing Credit Agreement (as defined below), (ii) pay fees and expenses incurred in connection with the foregoing TLB Facility transactions and the Acquisition and (iii) for working capital and other corporate purposes as permitted by the TLB Credit Agreement.

The Term Loan Credit Agreement also permits the Company to request one or more incremental term loans or to increase any existing TLB Loan (in either case, an “Incremental TLB Loan”) in an aggregate principal amount (the “Fixed Incremental Amount”) of up to (i) the greater of (x) $300.0 million and (y) the amount of the consolidated adjusted EBITDA of the TLB Borrowers and their subsidiaries for the most recent period of four fiscal quarters, plus (ii) the amount of any voluntary prepayments made on the Closing Date Loans or any Incremental TLB Loans. The availability of one or more Incremental TLB Loans in excess of the Fixed Incremental Amount is subject to the satisfaction of certain conditions, including, among other things, that the Company’s consolidated net leverage ratio does not exceed certain amounts set forth in the Term Loan Credit Agreement.

The Closing Date Loans will mature on November 1, 2031 (the “Maturity Date”), and all outstanding principal amounts and accrued and unpaid interest thereon shall be due and payable on such date. The TLB Borrowers must repay the Closing Date Loans in equal quarterly installments, commencing with the first full fiscal quarter ending after the TLB Effective Date, in an aggregate principal amount equal to 0.25% of the principal amount of the Closing Date Loans, subject to adjustment for, among other things, any Incremental TLB Loan(s), with the balance payable on the Maturity Date.

Borrowings under the Term Loan Credit Agreement bear interest, at the Company’s option, at a rate per annum equal to (i) a forward-looking term rate based on the Secured Overnight Financing Rate for the applicable interest period (“Term SOFR”) plus an applicable margin (the “Term SOFR Loans”) or (ii) the Base Rate (as defined below) plus the applicable margin (the “Base Rate Loans”). The Base Rate means, for any day, a fluctuating rate per annum equal to the highest of (w) the federal funds rate plus 0.50%, (x) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (y) Term SOFR plus 1.00% and (z) 1.00%. The applicable margin is (A) 2.50% in the case of Term SOFR Loans and (B) 1.50% in the case of Base Rate Loans. With respect to any Term SOFR Loans, the TLB Borrowers are required to pay interest on the last day of each one-, three- or six-month interest period, as elected by the Company, and, if such interest period is longer than three months, also at the end of each three-month period during such interest period. With respect to any Base Rate Loans, the TLB Borrowers are required to pay interest quarterly in arrears. The Closing Date Loans are Term SOFR Loans.

The Term Loan Credit Agreement requires mandatory prepayments of outstanding indebtedness under the Term Loan Credit Agreement with the net cash proceeds from certain debt and equity issuances and asset sales, in each case subject to exceptions, baskets and thresholds as set forth in the Term Loan Credit Agreement. The TLB Borrowers also have the right to prepay the outstanding indebtedness under the Term Loan Credit Agreement at any time without premium or penalty, subject to certain exceptions, including subject to a 1.00% prepayment premium in the event that a repricing transaction (as set forth in the Term Loan Credit Agreement) occurs prior to the six-month anniversary of the TLB Effective Date. The TLB Borrowers also agreed to pay certain customary fees upon the TLB Effective Date.

The Term Loan Credit Agreement contains customary representations, warranties and affirmative covenants. The Term Loan Credit Agreement also contains negative covenants that limit, subject to certain exceptions, baskets and thresholds, the TLB Borrowers’ ability to, among other things, (i) incur additional debt, (ii) create, assume or suffer to exist liens, (iii) make investments or acquisitions, (iv) change the nature of the TLB Borrowers’ business, (v) consolidate, merge, sell or purchase assets, (vi) pay dividends and make distribution or other restricted payments and (vii) enter into transactions with affiliates.

The Term Loan Credit Agreement also contains customary events of default, including nonpayment of principal when due, nonpayment of interest, fees or other amounts after a stated grace period, inaccuracy of representations and warranties, violations of covenants, subject in certain cases to negotiated grace periods, certain bankruptcies and liquidations, cross-default and cross-acceleration to material indebtedness, certain unsatisfied judgments, certain ERISA-related events, and a change in control of the Company (as defined in the Term Loan Credit Agreement). If an event of default occurs and is continuing, the lenders would be entitled to take various actions, including requiring the TLB Borrowers to repay all amounts outstanding under the Term Loan Credit Agreement.

The TLB Loans are senior debt of the Company pari passu in right of payment with all other senior debt of the Company, including the Company’s obligations under the Amended Existing Credit Agreement. The obligations of the TLB Borrowers under the Term Loan Credit Agreement are secured by a perfected first priority security interest in substantially all of the tangible and intangible personal property assets of the TLB Loan Parties, which liens are pari passu in right of priority with the liens securing repayment of obligations of the Company under the Amended Existing Credit Agreement.

Certain of the lenders that are parties to the Term Loan Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the TLB Loan Parties and to persons and entities with relationships with the TLB Loan Parties, for which they received or will receive customary fees and expenses.

The foregoing description of the Term Loan Credit Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Fourth Amendment to Third Amended and Restated Credit Agreement

As previously disclosed, the Company, certain of its wholly owned subsidiaries in their capacity as co-borrowers (collectively with the Company, the “Existing Credit Agreement Borrowers”), and certain of the Company’s wholly owned subsidiaries in their capacity as guarantors (collectively with the Existing Credit Agreement Borrowers, the “Existing Credit Agreement Loan Parties”) are party to that certain Third Amended and Restated Credit Agreement with PNC Bank, National Association, as successor to BBVA USA, as administrative agent and lender, PNC Capital Markets, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, each as a joint arranger, and certain other lenders party thereto (as amended from time to time, the “Existing Credit Agreement”).

On October 30, 2024, the Existing Credit Agreement Loan Parties entered into the Fourth Amendment to the Existing Credit Agreement (the “Amendment,” and the Existing Credit Agreement, as amended by the Amendment, the “Amended Existing Credit Agreement”) to, among other things, permit (i) the Acquisition, (ii) entry into the Term Loan Credit Agreement in connection with the Acquisition, and (iii) certain liens to be granted to secure the indebtedness incurred under the Term Loan Credit Agreement on a pari passu basis with the liens securing the Company’s obligations under the Amended Existing Credit Agreement pursuant to that certain Intercreditor Agreement entered into concurrently with the Term Loan Credit Agreement. In addition, concurrently with the TLB Effective Date, Lone Star was joined as a borrower under the Amended Existing Credit Agreement and Lone Star’s subsidiaries were joined as guarantors.

The Amendment also modifies certain negative covenants and adjusts the maximum consolidated net leverage ratio permitted under the Amended Existing Credit Agreement as follows: (i) for each fiscal quarter ending on or prior to September 30, 2024, a maximum consolidated net leverage ratio of 3.50 to 1.00; (ii) for each fiscal quarter ending December 31, 2024 through and including September 30, 2025, a maximum consolidated net leverage ratio of 4.50 to 1.00; (iii) for each fiscal quarter ending December 31, 2025 through and including September 30, 2026, a maximum consolidated net leverage ratio of 4.00 to 1.00; and (iv) for each fiscal quarter ending December 31, 2026 and thereafter, a maximum consolidated net leverage ratio of 3.50 to 1.00. Except as modified by the Amendment, the terms of the Existing Credit Agreement remain the same.

The lenders that are parties to the Amended Existing Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Existing Credit Agreement Loan Parties and to persons and entities with relationships with the Existing Credit Agreement Loan Parties, for which they received or will receive customary fees and expenses.

The foregoing description of the Amendment is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated by reference into this Item 2.01, on November 1, 2024, the Company completed its previously announced Acquisition of Lone Star pursuant to the Purchase Agreement. The aggregate consideration delivered at the Closing consisted of (i) $654.2 million in cash (as adjusted pursuant to the Purchase Agreement) and (ii) 3.0 million shares (the “Closing CPI Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”). The Company financed the Acquisition with a portion of the proceeds from the Closing Date Loans. Pursuant to the Purchase Agreement, the Company also agreed to (x) pay the Sellers cash in an amount equal to the working capital remaining in Lone Star at the Closing, as finally determined (subject to adjustments and offsets to satisfy certain of the Sellers’ indemnification obligations and any purchase price overpayments), payable in quarterly installments over four quarters following the Closing and (y) purchase from the Sellers, upon the receipt of necessary governmental entitlements, an entity that owns certain real property located in central Texas for aggregate consideration of $30.0 million.

The foregoing description of the Acquisition and the Purchase Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report regarding the Closing CPI Shares is incorporated by reference into this Item 3.02. At the Closing, the Company issued shares of Class A Common Stock comprising the Closing CPI Shares to the Sellers in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2024, the Company issued a press release announcing the Closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a) with respect to the Acquisition described in Item 2.01 of this Current Report by amendment to this Current Report as soon as practicable and, in any event, not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) with respect to the Acquisition described in Item 2.01 of this Current Report by amendment to this Current Report as soon as practicable and, in any event, not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1*	Unit Purchase Agreement, dated as of October 20, 2024, by and among Construction Partners, Inc., Asphalt Inc., LLC, the Sellers listed on the signature pages thereto, and John J. Wheeler, in his capacity as the Sellers’ Representative (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Construction Partners, Inc. with the Securities and Exchange Commission on October 21, 2024).

10.1*#	Term Loan Credit Agreement, dated as of November 1, 2024, by and among Construction Partners, Inc. and each of its wholly owned subsidiaries, as borrowers, certain guarantors party thereto, certain lenders party thereto, Bank of America, N.A., as administrative agent, BofA Securities, Inc., PNC Capital Markets LLC, Regions Capital Markets, a division of Regions Bank, and TD Securities (USA) LLC, each as a joint lead arranger and joint bookrunner, and RBC Capital Markets, LLC, Fifth Third Bank, National Association, Hancock Whitney Bank and KeyBanc Capital Markets Inc., each as a co-manager.

10.2*#	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of October 30, 2024, by and among Construction Partners, Inc. and each of its wholly owned subsidiaries, as loan parties, PNC Bank, National Association, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto.

99.1	Press release dated November 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

#

Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: November 4, 2024	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman Senior Vice President and Chief Financial Officer